SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 3, 1995



                      JMB INCOME PROPERTIES, LTD. - X
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Illinois                     0-12140                   36-3235999
-------------------           --------------           --------------------
(State or other                 (Commission            (I.R.S. Employer
 Jurisdiction of               File Number)             Identification No.)
 Incorporation)




           900 N. Michigan Avenue, Chicago, Illinois  60611-1575
           -----------------------------------------------------
                  (Address of principal executive office)





    Registrant's telephone number, including area code:  (312) 915-1987
    -------------------------------------------------------------------

                           PASADENA TOWN SQUARE

                              PASADENA, TEXAS


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS. JMB Income Properties, Ltd.
- X (the "Partnership") was the owner of Pasadena Town Square (the "Property") located in Pasadena, Texas. The non-recourse first mortgage secured by the property matured in January, 1995. The Partnership continued to remit debt service payments to the lender based on the cash generated by the Property while negotiating for an extension or refinancing of the loan. As previously reported, the lender had a receiver appointed for the Property and had made a demand for payment of all sums owed. Further negotiations with the lender (American General Mortgage Company) proved futile and, effective October 3, 1995, due to the Partnership's default in the payment of all amounts owed, the mortgage lender concluded proceedings to realize upon its mortgage security represented by the land, building and related improvements of the Property. The Property, a shopping center, consists of 244,307 square feet of gross leasable area and was approximately 67% occupied at the time of the transfer of title. The Partnership has retained ownership of an approximately two acre unencumbered unimproved land outparcel adjacent to the Property.

     The Partnership expects to recognize a gain of approximately $1,200,000 and $3,700,00 in 1995 for financial reporting and Federal income tax purposes, respectively. Furthermore, pursuant to the terms of the Partnership agreement, the gain on disposition in 1995 will be allocated 1% to the General Partners and 99% to the Limited Partners. There will be no distributable proceeds as a result of this transaction.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (a)   Financial Statements - Not Applicable.

             (b)   Pro Forma Financial Information - Narrative.

                  As a result of the transfer of title of the Property, after October 3, 1995 there will be no further rental income, mortgage and other interest, depreciation and amortization and property operating expenses recorded in the consolidated financial statements of the Partnership attributable to the Partnership's investment in the Property. For the most recent fiscal year (the year ended December 31, 1994) these amounts were approximately $5,574,000, $1,970,000, $964,000 and $11,346,000,
                  respectively. For the most recent quarter (the quarter ended June 30, 1995) these amounts were approximately $2,497,000, $979,000, $295,000 and $1,409,000, respectively.
                  Also, as a result of the transfer of title of the Property, and excluding the remaining land outparcel, there are no further assets and liabilities attributable to the Partnership's investment in the Property, which at June 30, 1995 consisted of cash and other current assets of approximately $1,013,000, land, buildings and improvements (net of accumulated depreciation) of approximately $13,601,000, other assets of approximately $29,000, current liabilities (including mortgage debt and related accrual interest) of approximately $15,315,000 and other liabilities of approximately $4,000.

        (C)   Exhibits - None

                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         JMB INCOME PROPERTIES, LTD. - X

                         BY:     JMB Realty Corporation
                                 (Managing General Partner)


                                 By:     GAILEN J. HULL
                                         Gailen J. Hull, Senior Vice President
                                         Principal Accounting Officer






Dated:  October 18, 1995